EXHIBIT 23.3

Board of Directors
OMNIRELIANT HOLDINGS, INC. (fka WILLOWTREE ADVISOR, INC.)
Tampa, FL 33634

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated July 26, 2006, on the financial statements of Willowtree Advisor, Inc. as of June 30, 2006 and the year then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

Williams & Webster, P.S.
Spokane, Washington

February 20, 2007